Exhibit 10.4

EXECUTION VERSION

$295,500,000

LANDRY’S RESTAURANTS, INC.

14% Senior Secured Notes due 2011

PURCHASE AGREEMENT

February 4, 2009

JEFFERIES & COMPANY, INC.

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Landry’s Restaurants, Inc., a Delaware corporation (the “Company”), and each of the Guarantors (as hereinafter defined) hereby agree with you as follows:

1. Issuance of Notes. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to Jefferies & Company, Inc. (the “Initial Purchaser”) $295,500,000 aggregate principal amount of its 14% Senior Secured Notes due 2011 (the “Notes”). The Notes will be issued pursuant to an indenture (the “Indenture”), to be dated as of February 13, 2009, by and among the Company, the Guarantors and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). Capitalized terms used, but not defined herein, shall have the meanings set forth in the “Description of Notes” section of the Offering Circular (as hereinafter defined).

The Notes will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes shall bear the legends set forth in the “Notice to Investors” section of the Final Offering Circular (defined below). The “Final Offering Circular” shall mean the final offering circular, dated the date hereof, including the information incorporated by reference therein. The Company has prepared a preliminary offering circular, dated January 15, 2009, including the information incorporated by reference therein (the “Preliminary Offering Circular”) and a pricing term sheet attached hereto as Schedule I (the “Pricing Supplement”), which includes pricing terms and other information relating to the purchase and sale of the Notes by the Initial Purchaser (the “Offering”). The term “Offering Circular” means, as of any date or time referred to in this Agreement, the most recent offering circular (whether the Preliminary Offering Circular or the Final Offering Circular, and any amendment or supplement to either such document), including exhibits and schedules thereto, including all information incorporated by reference therein. The Preliminary Offering Circular and the Pricing Supplement are together referred to herein as the “Pricing Disclosure Package.”

On the Closing Date and concurrently with the consummation of this Offering, the Company will enter into an amended and restated senior secured credit facility among the Company, the Guarantors, Wells Fargo Foothill, LLC, as administrative agent, co-lead arranger and co-syndication agent, and Jefferies Finance LLC, as co-lead arranger and co-syndication agent, which will provide for a $50.0 million senior secured revolving credit facility and a $165.6 million senior secured term loan facility (as amended, supplemented, modified, extended or restated from time to time, the “Amended and Restated Credit Agreement”).

The proceeds of the Notes, together with the borrowings under the Amended and Restated Credit Agreement, will be used to (a) repurchase not less than $392.6 million in aggregate principal amount of the Company’s outstanding 9.5% Senior Notes due 2014 (the “9.5% Notes”), (b) repurchase not less than $3.5 million in aggregate principal amount of the Company’s outstanding 7.5% Senior Notes due 2014 (the “7.5% Notes”) and (c) pay related fees and expenses.

2. Terms of Offering. The Initial Purchaser has advised the Company, and the Company understands, that the Initial Purchaser will make offers to sell (the “Exempt Resales”) some or all of the Notes purchased by the Initial Purchaser hereunder on the terms set forth in the Pricing Disclosure Package and the Final Offering Circular, as amended or supplemented, solely to persons (the “Subsequent Purchasers”) whom the Initial Purchaser reasonably believes to be (a) “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”), as such Rule may be amended from time to time, (b) a limited number of institutional “accredited investors” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (“Accredited Investors”), as such Rule may be amended from time to time, that make certain representations or warranties to the Initial Purchaser as set forth in the Accredited Investor Letter attached as Annex A to the Offering Circular, or (c) non-U.S. persons permitted to purchase the Notes in offshore transactions in reliance upon Regulation S under the Securities Act (“Regulation S Persons”), as such Rule may be amended from time to time.

Pursuant to the Indenture, each Domestic Restricted Subsidiary (as hereinafter defined) of the Company shall fully and unconditionally guarantee to each holder of the Notes and the Trustee, on a senior secured basis, the payment and performance of the Company’s Obligations under the Indenture and the Notes (each such subsidiary being referred to herein as a “Guarantor” and each such guarantee being referred to herein as a “Guarantee”).

Pursuant to the terms of the Indenture and the Collateral Agreements, all of the Company’s and each Guarantor’s obligations under the Indenture, the Notes and the Guarantees will be secured by a Lien on substantially all the assets of the Company and the Guarantors; provided, however, that pursuant to the terms of the Intercreditor Agreement, such Lien will be contractually subordinated to a Lien on the Collateral that secures all Obligations under the Amended and Restated Credit Agreement and certain other permitted indebtedness.

Holders of the Notes will have the registration rights set forth in the registration rights agreement applicable to the Notes (the “Registration Rights Agreement”), to be executed on and dated as of the Closing Date, in a form reasonably acceptable to the Initial Purchaser in conformity in all material respects with the description of such registration rights contained in the Pricing Disclosure Package and the Final Offering Circular. Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree, among other things, to file with the SEC (i) a registration statement under the Securities Act relating to the 14% Senior Secured Notes due 2011 (the “Exchange Notes”), which shall be identical to the Notes (except that the Exchange Notes shall have been registered pursuant to such registration statement and will not be subject to restrictions on transfer or contain additional interest provisions) to be offered in exchange for the Notes (such offer to exchange being referred to as the “Exchange Notes Offer”), and/or (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) relating to the resale by certain holders of the Notes. If required under the Registration Rights Agreement, the Company will issue Exchange Notes and cause the Guarantors to issue exchange guarantees to the Initial Purchaser (the “Private Exchange Notes” and “Private Exchange Guarantees,” respectively). If the Company fails to satisfy its obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes under certain circumstances in accordance with the terms of the Registration Rights Agreement.

This Agreement, the Indenture, the Collateral Agreements, the Registration Rights Agreement, the Notes, the Exchange Notes, the Private Exchange Notes, the Guarantees and the Private Exchange Guarantees are collectively referred to herein as the “Transaction Documents.” The Offering, the entry into the Amended and Restated Credit Agreement and the application of the proceeds therefrom as described in the Pricing Disclosure Package and the Offering Circular and the issuance and sale of the Notes in accordance with this Agreement are collectively referred to herein as the “Transactions”.

3. Purchase, Sale and Delivery. On the basis of the representations, warranties, agreements and covenants contained herein and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, the Notes at a purchase price of 84.649% of the aggregate principal amount thereof. Delivery to the Initial Purchaser of and payment for the Notes shall be made at a Closing (the “Closing”) to be held at 10:00 a.m., New York time, on February 13, 2009 (the “Closing Date”) at the New York offices of Proskauer Rose LLP.

The Company shall deliver to the Initial Purchaser one or more certificates representing the Notes in global form, registered in such names and denominations as the Initial Purchaser may request against payment by the Initial Purchaser of the purchase price therefor (net of expenses of the Initial Purchaser that are reimburseable by the Company) by immediately available Federal funds bank wire transfer to such bank account or accounts as the Company shall designate to the Initial Purchaser at least two business days prior to the Closing Date. The certificates representing the Notes in definitive form shall be made available to the Initial Purchaser for inspection at the New York offices of Proskauer Rose LLP (or such other place as shall be reasonably acceptable to the Initial Purchaser) not later than 10:00 a.m. one business day immediately preceding the Closing Date. Notes to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Company, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of Cede & Co.

4. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to the Initial Purchaser that, as of the date hereof and as of the Closing Date:

(a) No Material Misstatement or Omission. The Pricing Disclosure Package, and any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date and the Final Offering Circular and any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 4(a) do not apply to statements or omissions made in reliance upon and in conformity with the Initial Purchaser Information (as defined in Section 11). No injunction or order has been issued and no proceeding is pending or threatened, that either (i) asserts that any of the Transactions is subject to the registration requirements of the Securities Act or (ii) would prevent or suspend the issuance or sale of any of the Notes or the use of the Pricing Disclosure Package, the Final Offering Circular or any amendment or supplement thereto, in any jurisdiction. The Pricing Disclosure Package and Final Offering Circular, as of their respective dates, contained all the information specified in Rule 144A(d)(4) of the Securities Act.

(b) Subsidiaries. Each corporation, partnership, limited liability company or other entity in which the Company, directly or indirectly through any of its subsidiaries, owns more than 50% of any class of equity securities or interests is listed on Schedule II attached hereto (the “Subsidiaries”). Each Subsidiary that is an Unrestricted Subsidiary has an asterisk (“*”) next to its name on such schedule.

(c) Incorporation and Good Standing. Each of the Company and its Subsidiaries (i) has been duly organized or formed, as the case may be, is validly existing and, other than Landry’s Seafood House-Biloxi, Inc., is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite corporate, limited liability company or partnership power and authority, as applicable, to carry on its business and to own, lease and operate its properties and assets as currently being operated, and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, limited liability company, partnership or other entity as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except, in each case, where such failure would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (A) the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (B) the ability of the Company or the Guarantors to perform their obligations in all material respects under any of the Transaction Documents, (C) the enforceability of any Collateral Agreement or the attachment, perfection or priority of any of the Security Interests intended to be created under the Transaction Documents, (D) the validity or enforceability of any of the Transaction Documents, or (E) the consummation of any of the Transactions (each, a “Material Adverse Effect”).

(d) Landry’s Seafood House-Biloxi, Inc. The failure of Landry’s Seafood House-Biloxi Inc. to be in good standing under the laws of its jurisdiction of organization did not, and is not reasonably expected to, have a Material Adverse Effect.

(e) Capitalization and Other Stock Matters. All of the issued and outstanding shares of capital stock of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights. The table in the “Capitalization” section of the Offering Circular (including the footnotes thereto) sets forth, as of its date, (i) the actual cash and cash equivalents and capitalization of the Company and (ii) the as adjusted cash and cash equivalents and capitalization of the Company after giving effect to the Transactions. Except as set forth in the table in the “Capitalization” section of the Offering Circular, immediately following the Closing neither the Company nor any of the Subsidiaries will have any liabilities, absolute or accrued, contingent or otherwise, other than (A) liabilities that are reflected in the Financial Statements (as hereinafter defined) or (B) liabilities incurred subsequent to the date thereof in the ordinary course of business, consistent with past practice, or in connection with the Transactions, that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, “Liens), except as set forth in the Offering Circular and other than those imposed by the Securities Act and the securities or “Blue Sky” laws of certain domestic or foreign jurisdictions and Liens (i) securing indebtedness outstanding under the Credit Agreement, dated as of December 22, 2008, by and among the Company, the Guarantors and the lenders thereto and (ii) constituting Permitted Liens. Except as disclosed in the Offering Circular, there are no outstanding (A) options, warrants, subscriptions, calls or other rights for unaffiliated third parties to purchase from the Company or any of the Subsidiaries, (B) agreements, contracts, arrangements or other obligations of the Company or any of the Subsidiaries to issue to, or to repurchase or otherwise acquire from, any unaffiliated third parties or (C) other rights of unaffiliated third parties to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), any shares of capital stock of or other ownership or equity interests in the Company or any of the Subsidiaries.

(f) Organizational Authority. The Company and each of the Guarantors has all requisite corporate or partnership power and authority, as applicable, to execute, deliver and perform their respective obligations under (i) the Transaction Documents to which they are a party and (ii) the Amended and Restated Credit Agreement, and to consummate the transactions contemplated thereby; and all necessary corporate or partnership action, as the case may be, has been taken by the Company and each of the Guarantors to authorize the making, execution, delivery, performance and consummation, as the case may be, of the Transaction Documents and the Amended and Restated Credit Agreement.

(g) The Transactions. This Agreement has been duly and validly authorized, executed and delivered by the Company and the Guarantors. At the Closing Date, the Transaction Documents and the Amended and Restated Credit Agreement will be duly and validly authorized by the Company and the Guarantors. Each of this Agreement, the Indenture, the Collateral Agreements and the Amended and Restated Credit Agreement, when executed and delivered by the Company and the Guarantors, will constitute a legal, valid and binding obligation of each of the Company and the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, except as the enforceability hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance and other laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefore may be brought.

(h) The Notes. The Notes, when issued, will be in the form contemplated by the Indenture. When executed and delivered by the Company, the Guarantors and the Trustee, the Indenture will meet the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “TIA”). At the Closing Date, the Notes, the Exchange Notes and the Private Exchange Notes will have each been duly and validly authorized by the Company and, in the case of the Notes, when delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement and the Indenture and authenticated by the Trustee, will have been duly executed, authenticated, issued and delivered and will be legal, valid and binding obligations of the Company, entitled to the benefit of the Indenture, the Registration Rights Agreement and the Collateral Agreements, and enforceable against the Company in accordance with their terms, except as the enforceability hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance and other laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefore may be brought.

(i) The Guarantees. The Guarantees, when issued, will be in the form contemplated by the Indenture. At the Closing Date, the Guarantees will have been duly and validly authorized by the Guarantors and, when executed by the Guarantors, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of the Guarantors, entitled to the benefit of the Indenture, the Registration Rights Agreement and the Collateral Agreements, and enforceable against the Guarantors in accordance with their terms, except as the enforceability hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance and other laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefore may be brought.

(j) Registration Rights Agreement. At the Closing Date, the Registration Rights Agreement will be duly and validly authorized by the Company and the Guarantors. The Registration Rights Agreement, when executed by the Company and the Guarantors, will constitute a legal, valid and binding obligation of the Company and the Guarantors, and enforceable against the Company and the Guarantors in accordance with its terms, except as the enforceability hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance and other laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefore may be brought. No holder of securities of the Company or any of the Subsidiaries will be entitled to have such securities registered under the registration statements required to be filed by the Company and the Guarantors with respect to the Notes pursuant to the Registration Rights Agreement.

(k) No Violations. Neither the Company nor any of its Subsidiaries is (i) in violation of its certificate of incorporation, by-laws or similar organizational documents (the “Charter Documents”), (ii) in violation of any federal, state, local or foreign statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation or order (collectively, “Applicable Law”) of any federal, state, local and other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign (each, a “Governmental Authority”) applicable to any of them or any of their respective properties or assets, or (iii) in breach of the terms or provisions of or in default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property or assets are or may be bound (collectively, “Applicable Agreements”), except for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Applicable Agreements material to the Company and its Subsidiaries are in full force and effect and are legal, valid and binding obligations of the Company or any of its Subsidiaries, as the case may be. There exists no condition that, with the passage of time or otherwise, would constitute (a) a violation of the Charter Documents or Applicable Laws, (b) a breach of or default under any Applicable Agreement, or (c) result in the imposition of any penalty or the acceleration of any indebtedness, except with respect to (b) and (c) above, that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) No Conflict. Neither the execution, delivery or performance of the Transaction Documents nor the consummation of any transactions contemplated therein will violate or constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained and in full force and effect and consents described under Section 4(o)) under, result in the imposition of a Lien on any properties or assets of the Company or any of its Subsidiaries (except for Liens pursuant to the Collateral Agreements), or result in an acceleration of indebtedness under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, or (iii) any Applicable Law. Immediately after consummation of the Offering and the Transactions, no Default or Event of Default under the Notes, the Indenture or the Amended and Restated Credit Agreement will exist.

(m) Accurate Description. To the extent described in the Pricing Disclosure Package and the Final Offering Circular, when executed and delivered, the Transaction Documents and the Amended and Restated Credit Agreement will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Final Offering Circular.

(n) Incorporation by Reference. The portion of the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on April 29, 2008 incorporated by reference into the Offering Circular (the “Incorporated Information”) complies in all material respects with all applicable requirements of the Exchange Act, including the rules and regulations promulgated thereunder, and the Incorporated Information does not and (as amended or supplemented, if amended or supplemented) will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

(o) Summaries of Certain Information. The statements set forth in the Offering Circular under the captions “Description of Notes,” “Description of Certain Indebtedness,” “Regulatory Environment” and “Certain U.S. Federal Income Tax Considerations,” insofar as they constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present, in all material respects, the information called for with respect to such legal matters, documents or proceedings.

(p) No Third Party Consents. Except as may be required by the Nevada Gaming Commission with respect to the pledge of the capital stock of Landry’s Gaming, Inc., no consent, approval, authorization or order of any Governmental Authority, or third party is required for the issuance and sale by the Company of the Notes to the Initial Purchaser, the issuance of the Guarantee by the Guarantors, or the consummation by the Company and the Guarantors of the other transactions contemplated by the Transaction Documents, except such as have been obtained and such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Notes by the Initial Purchaser.

(q) No Material Actions or Proceedings. Except as disclosed in the Pricing Disclosure Package and the Final Offering Circular, there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding, domestic or foreign (collectively, “Proceedings”), pending or, to the knowledge of the Company or any of the Subsidiaries, threatened, that either (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Transaction Documents or any of the Transactions contemplated therein, or (ii) would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries are subject to any judgment, order, decree, rule or regulation of any Governmental Authority that would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(r) All Necessary Permits. The Company and the Subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Pricing Disclosure Package and the Final Offering Circular (“Permits”). Each of the Company and its Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit. None of the Company or its Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except where such revocation or modification would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(s) Title to Properties. Each of the Company and its Subsidiaries has good and marketable title to all real property owned by it, good and valid title to all personal property owned by it and good and valid title to all leasehold estates in real and personal property being leased by it and, as of the Closing Date, will be free and clear of all Liens (other than Permitted Liens). All Applicable Agreements to which the Company or any of its respective Subsidiaries is a party or by which any of them is bound are valid and enforceable against each of the Company or such Subsidiary, as applicable, and, to the Company’s knowledge, are valid and enforceable against the other party or parties thereto in accordance with its terms and are in full force and effect with only such exceptions as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(t) Tax Law Compliance. All Tax returns required to be filed by the Company and each of the Subsidiaries have been filed and all such returns are true, complete, and correct in all material respects. All material Taxes that are due and payable by the Company and any of its Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles of the United States, consistently applied (“GAAP”). To the knowledge of the Company there are no actual or proposed material Tax assessments due and payable against the Company or any of the Subsidiaries. The accruals and reserves on the books and records of the Company and its Subsidiaries in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

(u) Intellectual Property Rights. Each of the Company and its Subsidiaries owns, or has a valid and enforceable license to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, logos, designs, domain names and trade names (collectively, “Intellectual Property”) used in the conduct of its business as is currently operated and, as of the Closing Date, such Intellectual Property owned by the Company or its Subsidiaries will be free and clear of all Liens other than Permitted Liens. No claims or notices of any potential claim have been asserted by any person challenging the use of any such Intellectual Property by the Company or any of the Subsidiaries or questioning the validity, effectiveness or enforceability of the Intellectual Property or any license or agreement related thereto, other than any claims that, if successful, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company, nor to the Company’s knowledge, any other party to any licenses, sublicenses, and other agreements or arrangements to which the Company is a party and pursuant to which any other Person is authorized to have access to, or use of, Intellectual Property owned by the Company, or to exercise any other right with regard thereto (“Intellectual Property Licenses”), is in breach or default under such Intellectual Property License, and no event has occurred which with notice or lapse of time would constitute a breach or default by the Company (or to the Company’s knowledge, any other party thereto) or permit termination by the Company other than any claims that, if successful, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, the use of such Intellectual Property by the Company or its Subsidiaries will not violate, misappropriate or infringe on the Intellectual Property rights of any other person, and there are no pending or to the knowledge of the Company, threatened, proceedings or litigation or other adverse claims or communications by any person alleging any such violation, misappropriation or infringement.

(v) Accounting Systems. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management’s general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(w) Preparation of the Financial Statements. The audited and unaudited consolidated financial statements and related notes of the Company and its Subsidiaries contained in the Pricing Disclosure Package and the Final Offering Circular (the “Financial Statements”) present fairly the financial position, results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated Subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise expressly disclosed in the notes thereto) and comply as to form with the applicable accounting requirements of the Securities Act and the related rules and regulations and has been accurately extracted from the financial statements of the Company and its Subsidiaries. The non-GAAP financial measures set forth in the Final Offering Circular comply with Regulation G and Item 10(e) of Regulation S-K. The financial data set forth under “Summary Consolidated Historical and Pro Forma Financial Information” and “Selected Consolidated Financial Information” included in the Pricing Disclosure Package and Final Offering Circular has been prepared on a basis consistent with that of the Financial Statements and present fairly the financial position and results of operations of the Company and its consolidated Subsidiaries as of the respective dates and for the respective periods indicated. The unaudited pro forma financial information contained in the Pricing Disclosure Package and Final Offering Circular have been prepared in accordance with the requirements of Regulation S-X and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith. All other financial, statistical and market and industry-related data included in the Pricing Disclosure Package and the Final Offering Circular are fairly and accurately presented and are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(x) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Pricing Disclosure Package and the Final Offering Circular, except as disclosed therein, (i) neither the Company nor any of its Subsidiaries has incurred any liabilities, direct or contingent, that are material, individually or in the aggregate, to the Company, or has entered into any transactions not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or any material increase in long-term indebtedness or any material increase in short-term indebtedness of the Company, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company or any of its Subsidiaries, and (iii) there has not been any material adverse change in the properties, business, operations, earnings, assets, liabilities or financial condition of the Company and the Subsidiaries in the aggregate. To the knowledge of the Company after reasonable inquiry, there is no event that is reasonably likely to occur, which if it were to occur, would, individually or in the aggregate, have a Material Adverse Effect, except as disclosed in the Pricing Disclosure Package and the Final Offering Circular.

(y) Rating Agencies. No “nationally recognized statistical rating organization” (as such term is defined for purposes of Rule 436(g)(2) under the Securities Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company retaining any rating assigned to the Company or any of its Subsidiaries or to any securities of the Company or any of the Subsidiaries, or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned, or (B) any change in the outlook for any rating of the Company or any of the Subsidiaries or any securities of the Company or any of the Subsidiaries.

(z) Use of Proceeds; Going Concern of the Company. All indebtedness represented by the Notes is being incurred for the purposes set forth in the Pricing Disclosure Package and Final Offering Circular as indicated in the “Use of Proceeds” section of the Pricing Disclosure Package and Final Offering Circular and in good faith. On the Closing Date, after giving pro forma effect to the Offering and the making of the loans and other credit extensions under the Amended and Restated Credit Agreement and the use of proceeds therefrom as indicated in the “Use of Proceeds” section of the Pricing Disclosure Package and Final Offering Circular, the Company and the Guarantors (i) will be Solvent, (ii) will have sufficient capital for carrying on its business as presently conducted and (iii) will be able to pay its debts as they mature. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and each Guarantor is not less than the total amount required to pay the liabilities of the Company and each Guarantor on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company and each Guarantor is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the Offering and issuance of the Notes and Guarantees as contemplated by this Agreement and the Pricing Disclosure Package and Final Offering Circular, neither the Company nor any Guarantor is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) neither the Company nor any Guarantor is engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company or any Guarantor is engaged; and (v) neither the Company nor any Guarantor is otherwise insolvent under the standards set forth in Applicable Laws.

(aa) Market Manipulation. The Company has not and, to its knowledge, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Notes, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Notes, or (iii) except as disclosed in the Pricing Disclosure Package and the Final Offering Circular, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company; provided, that no representation is made in this subsection with respect to the actions of the Initial Purchaser.

(bb) Securities Act; Trust Indenture Act. Without limiting any provision herein, no registration under the Securities Act and no qualification of the Indenture under the TIA is required for the sale of the Notes to the Initial Purchaser as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are QIBs, Accredited Investors or Regulation S Persons and (ii) the accuracy of the Initial Purchaser’s representations and warranties contained in this Agreement.

(cc) Rule 144A. The Notes are eligible for resale pursuant to Rule 144A under the Securities Act and no other securities of the Company are of the same class (within the meaning of Rule 144A under the Securities Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system. No securities of the Company of the same class as the Notes have been offered, issued or sold by the Company or any of its Affiliates within the six-month period immediately prior to the date hereof.

(dd) Regulation D; Regulation S. Neither of the Company nor any of its Affiliates or other person acting on behalf of the Company has offered or sold the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or, with respect to Notes sold outside the United States to Regulation S Persons, by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act, and the Company, any affiliate of the Company and any person acting on behalf of the Company have complied with and will implement the “offering restrictions” within the meaning of such Rule 902; provided, that no representation is made in this subsection with respect to the actions of the Initial Purchaser.

(ee) Benefit Plans. With respect to each employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and each other employee benefit plan, program, policy or arrangement (collectively, “Benefit Plans”), maintained, sponsored or contributed to by the Company, the Subsidiaries or any entity that would be deemed a “single employer” with the Company or any Subsidiary under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”) or Section 4001 of ERISA (each, an “ERISA Affiliate”): (i) each Benefit Plan complies in form and has been maintained, operated and administered in accordance with its terms and Applicable Law, including without limitation, ERISA and the Code, except where non-compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ii) no “prohibited transaction,” within the meaning of Section 4975 of the Code and Section 406 of ERISA, has occurred or is reasonably expected to occur with respect to the Benefit Plans that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. None of the Company, any Subsidiary or any ERISA Affiliate contributes to, is required to contribute to, or otherwise participated in or participates in or in any way, directly or indirectly, has any liability with respect to any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, including, without limitation, any “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code) or any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063, 4064 and 4069 of ERISA.

(ff) Labor Matters. (i) Other than as disclosed in the Pricing Disclosure Package and the Final Offering Circular, neither the Company nor any of its Subsidiaries is party to or bound by any collective bargaining agreement with any labor organization; (ii) none of the employees of the Company or any of its Subsidiaries is represented by a labor union, and, to the knowledge of the Company, no union organizing activities are taking place that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; (iii) to the Company’s knowledge, no union organizing or decertification efforts are underway or threatened against the Company or any of its Subsidiaries; (iv) no labor strike, work stoppage, slowdown, or other material labor dispute is pending against the Company or any of its Subsidiaries, or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries; (v) there is no worker’s compensation liability, experience or matter that could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; (vi) to the knowledge of the Company, there is no threatened or pending liability against the Company or any of its Subsidiaries pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended (“WARN”), or any similar state or local law; (vii) other than as disclosed in the Pricing Disclosure Package and the Final Offering Circular, there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim, or inquiry of any kind, pending against the Company or any of its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (viii) other than as disclosed in the Pricing Disclosure Package and the Final Offering Circular, to the knowledge of the Company, no employee or agent of the Company or any of its Subsidiaries has committed any act or omission giving rise to liability for any violation identified in subsection (vi) and (vii) above, other than such acts or omissions that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (ix) no term or condition of employment exists through arbitration awards, settlement agreements, or side agreement to which the Company or its Subsidiaries is a party is contrary to the express terms of any applicable collective bargaining agreement.

(gg) Federal Reserve Regulations. None of the transactions contemplated in the Transaction Documents or the application of the proceeds from the sale of the Notes will violate or result in a violation of Section 7 of the Exchange Act, (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

(hh) Investment Company Act. Neither the Company nor any of its Subsidiaries is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended, including the rules and regulations promulgated thereunder (the “Investment Company Act”). Neither the Company nor any of its Subsidiaries, after giving effect to the Offering and sale of the Notes and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Final Offering Circular, will be an “investment company” as defined in the Investment Company Act.

(ii) Brokers. The Company has not engaged any broker, finder, commission agent or other person (other than the Initial Purchaser) in connection with the Offering or any of the transactions contemplated in the Transaction Documents, and the Company is not under any obligation to pay any broker’s fee or commission in connection with such transactions, except for commissions and fees to the Initial Purchaser.

(jj) Environmental Matters. The Company and each of its Subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to health and safety (as it applies to exposure to hazardous substances), or pollution or the protection of the environment or the handling, storage, generation, discharge, treatment or disposal of or the release into the environment of hazardous or toxic substances, hazardous wastes, pollutants or contaminants (collectively and individually, “Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws (“Environmental Permits”) to conduct its respective businesses and (iii) has not received written notice of a claim, and does not have knowledge of, any threatened or pending claim for damages to natural resources relating to or arising from, or the investigation or remediation of, any release or disposal of hazardous or toxic substances, hazardous wastes, pollutants or contaminants, in each case, except where such non-compliance with Environmental Laws, such failure to receive and comply with required Environmental

Permits, or such claim would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. Neither the Company nor any of its Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar Environmental Laws requiring them to investigate or remediate any pollutants or contaminants, except where such requirement would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kk) Environmental Review. In the ordinary course of its business, the Company periodically reviews the effects of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs (if any) would not have a Material Adverse Effect.

(ll) Encumbrances and Restrictions. As of the Closing Date, other than (i) the Transactions and (ii) the First Lien Credit Agreement, dated as of June 14, 2007, by and among Golden Nugget, Inc., Wachovia Bank, National Association, and the other lenders party thereto (iii) the Second Lien Credit Agreement, dated as of June 14, 2007, by and among Golden Nugget, Inc., Wachovia Bank, National Association, and the other lenders party thereto and (iv) the Deed of Trust Note, dated as of May 10, 2000, payable to Wingate Realty Finance Corporation by Seawall Investments, LLC and assumed by Island Hospitality, Inc. as of March 14, 2003, there will be no encumbrances or restrictions on the ability of any Subsidiary of the Company (x) to pay dividends or make other distributions on such Subsidiary’s capital stock or to pay any indebtedness to the Company or any other Subsidiary of the Company, (y) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other Subsidiary of the Company or (z) to transfer any of its property or assets to the Company or any other Subsidiary of the Company (other than Permitted Liens or provisions that restrict any such transfer).

(mm) Valid Security Interest. Upon (i) execution and delivery of the Collateral Agreements by the Company and the Guarantors and the Collateral Agent (as defined therein) and compliance by the Company and the Guarantors with their respective obligations thereunder and (ii) the filing or recording of the Collateral Agreements or appropriate financing statements with the appropriate filing records, registry or other public office, together with the payment of the requisite filing or recordation fees related thereto, the security interest of the Collateral Agent in the Collateral (as defined in the Collateral Agreements) will be a valid and enforceable perfected security interest (other than (i) in respect of the equipment subject to certificate of title laws, (ii) any deposit account and securities accounts not required to be subject to a control agreement pursuant to the terms of the Transaction Documents and (iii) prior to the date they are required to be made, or otherwise delivered to the Collateral Agent for filing or recordation, pursuant to the terms of the Transaction Documents, other filings, recordings or other actions necessary to perfect liens granted to the Collateral Agent), which security interests will be superior to and prior to the rights of all third persons other than holders of Permitted Liens.

(nn) Future Liens. As of the Closing Date, except with respect to Permitted Liens, there will be no currently effective financing statement, security agreement or other document filed or recorded with any filing records, registry or other public office that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of the Company or any Guarantor, except for Permitted Liens.

(oo) Certificates. Each certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Initial Purchaser shall be deemed a representation and warranty by the Company or any such Subsidiary thereof (and not individually by such officer) to the Initial Purchaser with respect to the matters covered thereby.

(pp) Insurance. Each of the Company and its Subsidiaries are insured by reputable insurers against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and locations in which they operate. All policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects, and there are no material claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(qq) Controls. Each of the Company and each of its Subsidiaries has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to each of the Company’s chief executive officer and chief financial officer by others within the Company, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and board of managers have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002, as amended, including the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”), and the statements contained in each such certification are complete and correct.

(rr) Compliance with Sarbanes-Oxley Act. There is and has been no failure on the part of the Company, the Subsidiaries or any of the officers and directors of the Company, any of the Subsidiaries, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations in connection therewith.

(ss) Exchange Act. The Company is subject to and is in full compliance with the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act.

(tt) Stamp or Transfer Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement on the issuance or sale by the Company of the Notes.

(uu) Independent Accounting Firm. To the Company’s knowledge, Grant Thornton LLP, who has certified the audited and unaudited financial statements contained in the Pricing Disclosure Package and the Final Offering Circular, is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the SEC and the Public Accounting Oversight Board (United States) and as required by the Securities Act.

(vv) FCPA. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or Subsidiary of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of U.S. interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its Subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

5. Covenants of the Company and the Guarantors. Each of the Company and the Guarantors jointly and severally agrees:

(a) At any time prior to the date of the completion of the resale of the Notes by the Initial Purchaser, to (i) advise the Initial Purchaser as promptly as practicable after obtaining knowledge (and, if requested by the Initial Purchaser, confirm such advice in writing) of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Notes for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Pricing Disclosure Package or the Final Offering Circular untrue or that requires the making of any additions to or changes in the Pricing Disclosure Package or the Final Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Notes under any state securities or Blue Sky laws, and (iii) if, at any time, any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Notes under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b) To (i) furnish the Initial Purchaser, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Circular, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request, and (ii) promptly prepare, upon the

Initial Purchaser’s reasonable request, any amendment or supplement to the Offering Circular that the Initial Purchaser, upon advice of legal counsel, determines may be necessary in connection with Exempt Resales (and the Company and the Guarantors hereby consent to the use of the Pricing Disclosure Package and the Final Offering Circular, and any amendments and supplements thereto, by the Initial Purchaser in connection with Exempt Resales).

(c) Not to amend or supplement the Pricing Disclosure Package or the Final Offering Circular prior to the Closing Date, or at any time prior to the completion of the resale by the Initial Purchaser of all the Notes purchased by the Initial Purchaser, unless the Initial Purchaser shall previously have been advised thereof and shall have provided its written consent thereto.

(d) So long as the Initial Purchaser shall hold any of the Notes, (i) if any event shall occur as a result of which, in the reasonable judgment of the Company or the Initial Purchaser, it becomes necessary or advisable to amend or supplement the Pricing Disclosure Package or the Final Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Pricing Disclosure Package or the Final Offering Circular to comply with Applicable Law, to prepare, at the expense of the Company, an appropriate amendment or supplement to the Pricing Disclosure Package and the Final Offering Circular (in form and substance reasonably satisfactory to the Initial Purchaser) so that (A) as so amended or supplemented, the Pricing Disclosure Package and the Final Offering Circular will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Pricing Disclosure Package and the Final Offering Circular will comply with Applicable Law and (ii) if in the reasonable judgment of the Company it becomes necessary or advisable to amend or supplement the Pricing Disclosure Package or the Final Offering Circular so that the Pricing Disclosure Package and the Final Offering Circular will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Securities Act, to prepare an appropriate amendment or supplement to the Pricing Disclosure Package or the Final Offering Circular (in form and substance reasonably satisfactory to the Initial Purchaser) so that the Pricing Disclosure Package or the Final Offering Circular, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

(e) To cooperate with the Initial Purchaser and the Initial Purchaser’s counsel in connection with the qualification of the Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may request and continue such qualification in effect so long as reasonably required for Exempt Resales.

(f) Whether or not any of the Transactions contemplated under the Transaction Documents are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with: (A) the preparation, printing and distribution of the Pricing Disclosure Package and the Final Offering Circular and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the negotiation, printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Transaction Documents, (C) the preparation, issuance and delivery of the Notes, (D) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the fees and disbursements of the Initial Purchaser’s counsel relating to such registration or qualification), (E) furnishing such copies of the Pricing Disclosure Package and the Final Offering Circular, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchaser, and (F) the performance of the obligations of the Company and the Guarantors obligations under the Registration Rights Agreement, including but not limited to the Exchange Offer and any Shelf Registration Statement (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Company, (iii) all expenses and listing fees in connection with the application for quotation of the Notes on the Private Offerings, Resales and Trading Automated Linkages market (“PORTAL”), (iv) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for “book-entry” transfer, (v) all fees charged by rating agencies in connection with the rating of the Notes, (vi) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee and all collateral agents, (vii) all costs and expenses in connection with the creation and perfection of the security interests under the Security Agreement (including without limitation, filing and recording fees, search fees, taxes and costs of title policies) and (viii) all fees, disbursements and out-of-pocket expenses incurred by the Initial Purchaser in connection with its services to be rendered hereunder including, without limitation, the fees and expenses of Proskauer Rose LLP, counsel to the Initial Purchaser, travel and lodging expenses, word processing charges, messenger and duplicating services, facsimile expenses, costs and expenses relating to investor presentations on any “road show” undertaken in connection with marketing the Notes and other customary expenditures. If the sale of the Notes provided for herein is not consummated because any condition to the to the obligations of the Initial Purchaser set forth in Section 7 is not satisfied, because this Agreement is terminated pursuant to Section 9 or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than in each case solely by reason of a default by the Initial Purchaser on its obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company agrees to promptly reimburse the Initial Purchaser for all fees, disbursements and out-of-pocket expenses (including the fees and expenses of Proskauer Rose LLP as counsel for the Initial Purchaser), travel and lodging expenses, word processing charges, messenger and duplicating services, facsimile expenses and other reasonable and customary expenditures) that shall have been incurred by the Initial Purchaser in connection with the proposed purchase and sale of the Notes.

(g) To use the proceeds of the Offering in the manner described in the Pricing Disclosure Package and the Final Offering Circular under the caption “Use of Proceeds.”

(h) To do and perform all things required to be done and performed under the Transaction Documents prior to and after the Closing Date.

(i) Not to, and to ensure that no affiliate (as defined in Rule 501(b) of the Securities Act) of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchaser or to the Subsequent Purchasers of the Notes.

(j) For so long as any of the Notes remain outstanding, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Notes in connection with any sale thereof and any prospective Subsequent Purchasers of such Notes from such owner, the information required by Rule 144A(d)(4) under the Securities Act.

(k) To comply with the representation letter of the Company to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

(l) To use its commercially reasonable efforts to effect the inclusion of the Notes in PORTAL Market.

(m) For so long as any of the Notes remain outstanding, to furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the SEC or any national securities exchange on which any class of securities of the Company may be listed unless such reports or financial statements are filed with the SEC and are publicly available.

(n) Except in connection with the Exchange Offer or the filing of the Shelf Registration Statement, to not, and to not authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Notes other than the Pricing Disclosure Package and the Final Offering Circular and any amendments and supplements to the Final Offering Circular prepared in compliance with this Agreement, or (ii) solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Securities Act) or in any manner involving a “public offering” within the meaning of Section 4(2) of the Securities Act.

(o) During the one-year period after the Closing Date (or such shorter period as may be provided for in Rule 144 under the Securities Act, as the same may be in effect from time to time), to not, and to not permit any current or future Subsidiaries of either the Company or any other affiliates (as defined in Rule 144A under the Securities Act) controlled by the Company to, resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by the Company, any current or future Subsidiaries or any other “affiliates” (as defined in Rule 144A under the Securities Act) controlled by the Company, except pursuant to an effective registration statement under the Securities Act.

(p) To pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Notes or the sale thereof to the Initial Purchaser.

(q) To use its best efforts to complete on or prior to the Closing Date all filings and other similar actions required in connection with the perfection of the security interests as and to the extent contemplated by the Collateral Agreements.

(r) To, as promptly as practicable and in no event later than 45 calendar days after the Closing Date, submit an application to the applicable Gaming Authorities (as defined below) requesting approval of the grant of a Lien in favor of the Collateral Agent in 100% of the Capital Stock (as defined in the Gaming Pledge Agreement) of Landry’s Gaming, Inc. to secure the Obligations pursuant to the terms of the Transaction Documents. The Company shall, as promptly as practicable and in no event later than 5 Business Days after receipt of the approval of the Gaming Authorities to the grant of a Lien in favor of the Collateral Agent in 100% of the Capital Stock of Landry’s Gaming, Inc. to secure the Obligations pursuant to the terms of the Transaction Documents, (i) deliver to the collateral agent under the Credit Documents (as defined in the Gaming Pledge Agreement) (“First Lien Agent”) or its designee as bailee on behalf of Agent for the benefit of the Noteholder Secured Parties in accordance with the terms of the Intercreditor Agreement, that original stock certificate (together with stock powers executed in blank) representing the Capital Stock of Landry’s Gaming, Inc. (ii) execute and deliver to the

Collateral Agent a written notification of such delivery to the First Lien Agent (together with copies of all stock certificates and stock powers so delivered) and (iii) take all other steps necessary to perfect such Lien in favor of the Collateral Agent, including obtaining from First Lien Agent a written acknowledgment that such First Lien Agent holds such stock certificates and stock powers subject to and in accordance with the terms of the Transaction Documents. For purposes of this Agreement, “Gaming Authorities” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government (including Native American governments), any state, province, city, or other political subdivision thereof, whether now or hereafter existing, or any officer or official thereof, including, without limitation, any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or its Subsidiaries.

(s) To use commercially reasonable efforts to deliver to the Collateral Agent, as promptly as practicable and in no event later than 30 days after the Closing Date, Control Agreements with respect to certain Deposit Accounts (as defined below) of the Company to be determined by the Collateral Agent in accordance with the Transaction Documents. For purposes of this Agreement, “Deposit Account” means a deposit account as that term is defined in the Uniform Commercial Code in effect in the State of New York.

6. Representations and Warranties of the Initial Purchaser. The Initial Purchaser represents and warrants that:

(a) It is a QIB and it will offer the Notes for resale only upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package and the Final Offering Circular.

(b) It is not acquiring the Notes with a view to any distribution thereof that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction. In connection with the Exempt Resales, it will solicit offers to buy the Notes only from, and will offer and sell the Notes only to, (A) persons reasonably believed by the Initial Purchaser to be QIBs, (B) persons reasonably believed by the Initial Purchaser to be Accredited Investors or (C) non-U.S. persons reasonably believed by the Initial Purchaser to be Regulation S Persons; provided, however, that in purchasing such Notes, such persons are deemed to have represented and agreed as provided under the caption “Notice to Investors” contained in the Pricing Disclosure Package and the Final Offering Circular.

(c) No form of general solicitation or general advertising in violation of the Securities Act has been or will be used nor will any offers in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or, with respect to Notes to be sold in reliance on Regulation S under the Securities Act, by means of any directed selling efforts be made by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Notes.

7. Conditions. The obligations of the Initial Purchaser to purchase the Notes under this Agreement are subject to the performance by each of the Company and each of the Guarantors of their respective covenants and obligations hereunder and the satisfaction of each of the following conditions:

(a) All of the representations and warranties of the Company and the Subsidiaries contained in this Agreement and in each of the Transaction Documents shall be true and correct as of the date hereof and at the Closing Date, except to the extent that the failure of such representations and warranties (without giving effect to any “material,” “materiality,” “Material

Adverse Effect” or any similar terms, qualifications or limitations to such representations and warranties) to be true or correct individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. On or prior to the Closing Date, the Company and each other party to the Transaction Documents (other than the Initial Purchaser) shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Transaction Documents (other than conditions to be satisfied by such other parties, which the failure to so satisfy would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).

(b) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or materially interfere with the consummation of the Offering or any of the transactions contemplated under the Transaction Documents. No stop order suspending the qualification or exemption from qualification of any of the Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Company, be pending or contemplated as of the Closing Date.

(c) No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of the Offering or any of the transactions contemplated under the Transaction Documents. No Proceeding shall be pending or, to the knowledge of the Company, threatened other than Proceedings that (A) if adversely determined would not, individually or in the aggregate, adversely affect the issuance or marketability of the Notes, and (B) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) Subsequent to the respective dates as of which data and information is given in the Pricing Disclosure Package and the Final Offering Circular, there shall not have been any event that would have a Material Adverse Effect.

(e) The Notes shall (i) have been designated PORTAL securities in accordance with the rules and regulations adopted by the Financial Industry Regulatory Authority relating to trading in the PORTAL market, and (ii) be eligible for clearance and settlement through DTC.

(f) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

(g) The Initial Purchaser shall have received on the Closing Date:

(i) certificates dated the Closing Date, signed by (1) the Chief Executive Officer of the Company and (2) the Chief Financial Officer of the Company, on behalf of the Company, to the effect that (a) the representations and warranties set forth in Section 4 hereof and in each of the Transaction Documents are true and correct in all respects, except to the extent that the failure of such representations and warranties (without giving effect to any “material,” “materiality,” “Material Adverse Effect” or any similar terms, qualifications or limitations to such representations and warranties) to be true or correct individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, with the same force and effect as though expressly made at and as of the Closing Date, (b) the Company has performed and complied with all agreements and satisfied all conditions in all material respects on its part to be performed or satisfied at or prior to the Closing Date, (c) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Pricing Disclosure Package and the Final Offering Circular (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (d) since the date of the most recent financial statements in the Pricing Disclosure Package and the Final Offering Circular (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Pricing Disclosure Package and the Final Offering Circular or contemplated hereby, neither the Company nor any Subsidiary of the Company has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and the Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, financial condition or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company or any Subsidiary of the Company that is material to the business, financial condition or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and (e) the sale of the Notes has not been enjoined (temporarily or permanently).

(ii) a certificate, dated the Closing Date, executed by the Secretary of the Company and each Guarantor, certifying such matters as the Initial Purchaser may reasonably request covering such matters as are customarily covered in such certificates.

(iii) a certificate from the Chief Financial Officer of the Company, dated as of the date hereof and as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser as to the accuracy of certain numbers contained or incorporated by reference in the Pricing Disclosure Package and the Final Offering Circular, which numbers shall be set forth in a schedule attached to such certificate.

(iv) a certificate of solvency, dated the Closing Date, executed by the principal financial or accounting officer of the Company substantially in the form previously approved by the Initial Purchaser or its counsel.

(v) the opinion of Winstead PC, counsel to the Company, dated the Closing Date and addressed to the Initial Purchaser, substantially in the form of Exhibit A attached hereto.

(vi) the opinion of Holme Roberts & Owen LLP, local Colorado counsel to the Company, dated the Closing Date and addressed to the Initial Purchaser, substantially in the form of Exhibit B attached hereto.

(vii) the opinion of Carlin, Edwards, Brown & Howe, PLLC, local Michigan counsel to the Company, dated the Closing Date and addressed to the Initial Purchaser, substantially in the form of Exhibit C attached hereto.

(viii) the opinion of Davis Wright Tremaine LLP, local Oregon counsel to the Company, dated the Closing Date and addressed to the Initial Purchaser, substantially in the form of Exhibit D attached hereto.

(ix) the opinion of Steven Scheinthal, General Counsel of the Company, dated the Closing Date and addressed to the Initial Purchaser, substantially in the form of Exhibit E attached hereto.

(x) the opinion of Proskauer Rose LLP, counsel to the Initial Purchaser, dated the Closing Date, in form satisfactory to the Initial Purchaser covering such matters as are customarily covered in such opinions.

(xi) a certificate from the U.S. Bank, National Association, as tender agent of the Company, setting forth: (a) the principal amount of 9.5% Notes and 7.5% Notes tendered pursuant to the tender offers, (b) the aggregate total consideration payable with respect to those 9.5% Notes and 7.5% Notes that were tendered prior to the consent payment deadline, (c) the aggregate tender offer consideration payable with respect to the 9.5% Notes and 7.5% Notes that were tendered after the consent payment deadline and prior to the expiration date, (d) the aggregate accrued interest payable with respect to the tendered 9.5% Notes and 7.5% Notes on the payment date and (e) the total amounts payable with respect to the tendered 9.5% Notes and 7.5% Notes on the Payment Date.

(h) The Initial Purchaser shall have received (A) a customary comfort letter from Grant Thornton LLP, independent auditors, with respect to the Company, dated as of the date hereof, in form and substance satisfactory to the Initial Purchaser and its counsel, with respect to the financial statements and certain financial information contained in the Pricing Disclosure Package and the Final Offering Circular and (B) a customary bring-down comfort letter from Grant Thornton LLP, dated the Closing Date, in form and substance satisfactory to the Initial Purchaser and its counsel, to the effect that Grant Thornton LLP reaffirms the statements made in its letter furnished pursuant to clause (A) with respect to the financial statements and certain financial information contained in the Pricing Disclosure Package and the Final Offering Circular.

(i) Each of the Transaction Documents shall have been executed and delivered by all parties thereto, and the Initial Purchaser shall have received a fully executed original of each of the Transaction Documents.

(j) The Amended and Restated Credit Agreement shall have been executed and delivered by all parties thereto, and the Initial Purchaser shall have received a fully executed copy of the Amended and Restated Credit Agreement.

(k) The Initial Purchaser shall have received copies of all opinions, certificates, letters and other documents delivered under or in connection with the Offering or any transaction contemplated in the Transaction Documents.

(l) The terms of each Transaction Document shall conform in all material respects to the description thereof in the Pricing Disclosure Package and the Final Offering Circular.

(m) The Collateral Agent shall have received (with a copy for the Initial Purchaser) on the Closing Date:

(i) appropriately completed copies of Uniform Commercial Code financing statements naming the Company and each Guarantor as a debtor and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the reasonable opinion of the Collateral Agent and its counsel, desirable to perfect the security interests of the Collateral Agent pursuant to the Security Agreement;

(ii) appropriately completed copies of Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens (other than Permitted Liens) of any Person in any collateral described in any Security Agreement previously granted by any Person;

(iii) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Collateral Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Company or any Guarantor (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which shall cover any collateral described in any Collateral Agreement, other than such financing statements that evidence Permitted Liens);

(iv) such other approvals, opinions, or documents as the Collateral Agent may reasonably request in form and substance reasonably satisfactory to the Collateral Agent; and

(v) the Collateral Agent and its counsel shall be satisfied that (A) the Lien granted to the Collateral Agent, for the benefit of the Secured Parties in the collateral described above is of the priority described in the Pricing Disclosure Package and the Final Offering Circular; and (B) no Lien exists on any of the collateral described above other than the Lien created in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to a Collateral Agreement, in each case subject to the Permitted Liens.

(n) All Uniform Commercial Code financing statements or other similar financing statements and Uniform Commercial Code Form UCC-3 termination statements required pursuant to clause (m)(i) and (m)(ii) above (collectively, the “UCC Statements”) shall have been delivered to CT Corporation System or another similar filing service company acceptable to the Collateral Agent (the “Filing Agent”). The Filing Agent shall have acknowledged in a writing that is reasonably satisfactory to the Collateral Agent and its counsel (i) the Filing Agent’s receipt of all UCC Statements, (ii) that the UCC Statements have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices within ten days following the Closing Date and (iii) that the Filing Agent will notify the Collateral Agent and its counsel of the results of such submissions within 30 days following the Closing Date.

(o) Concurrently with the closing of this Offering, the Company shall repurchase not less than $392.6 million in aggregate principal amount of the Company’s outstanding 9.5% Notes and not less than $3.5 million in aggregate principal amount of the Company’s outstanding 7.5% Notes.

(p) The Company shall have executed and delivered to the Initial Purchaser an engagement letter in connection with the Offering in customary form as mutually agreed in good faith by the Company and the Initial Purchaser.

8. Indemnification and Contribution.

(a) The Company and each of the Guarantors shall, jointly and severally, indemnify and hold harmless the Initial Purchaser and its directors, officers and affiliates, and each person, if any, who controls, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, the Initial Purchaser (collectively, the “Purchaser Indemnified Persons”) against any losses, claims, damages, liabilities, costs or expenses (collectively, “Losses”) of any kind to which the Purchaser Indemnified Persons may become subject under the Securities Act, the Exchange Act or otherwise, to the fullest extent lawful, insofar as any such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Offering Circular or any amendment or supplement thereto, (ii) the omission or alleged omission to state, in the Offering Circular or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any breach by the Company or any of the Guarantors of their respective representations, warranties and agreements set forth herein, material breach of Applicable Law, and subject to the provisions hereof, will reimburse, as incurred, the Purchaser Indemnified Persons for any legal or other expenses reasonably incurred by the Purchaser Indemnified Persons in connection with investigating, defending against or appearing as a third-party witness in connection with any such Loss in respect thereof; provided, that the Company and the Guarantors shall not be liable under the indemnity provided in this Section 8(a) to any Purchaser Indemnified Party for any Losses that are based on an untrue statement or omission or alleged untrue statement or omission or alleged omission made in reliance on, and in conformity with, the Initial Purchaser Information (as defined in Section 11). The Company and the Guarantors shall not be liable under this Section 8 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld.

(b) The Initial Purchaser shall indemnify and hold harmless each of the Company and the Guarantors and their respective directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any Losses which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) have resulted solely from any untrue statement or alleged untrue statement of any material fact contained in the Offering Circular, or any amendment or supplement thereto, or from the omission or alleged omission to state, in the Offering Circular, or any amendment or supplement thereto, a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Initial Purchaser Information; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company, each of the Guarantors or any such director, officer or controlling person in connection with any such Loss or action in respect thereof.

(c) If any proceeding shall be brought or asserted against any person entitled to indemnification hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt written notice to the party or parties from which such indemnification is sought (the “Indemnifying Parties” and each, an “Indemnifying Party”); provided, that the failure to so notify the Indemnifying Parties shall not relieve any of the Indemnifying Parties from any obligation or liability except to the extent (but only to the extent) that such Indemnifying Party has been prejudiced materially by such failure. In case any such action is brought against any Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may determine, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel in writing that there may be one or more legal defenses available to it and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, or (iii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after receipt by the Indemnifying Party of notice of the institution of such action, then, in each such case, the Indemnifying Party shall not have the right to direct the defense of such action on behalf of such Indemnified Party or Parties and such Indemnified Party or Parties shall have the right to select separate counsel to defend such action on behalf of such Indemnified Party or Parties at the expense of the Indemnifying Party. After notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof and approval by such Indemnified Party of counsel appointed to defend such action, the Indemnifying Party will not be liable to such Indemnified Party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the Indemnifying Party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel in any applicable jurisdiction) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of paragraph (a) of this Section 8 or the Company in the case of paragraph (b) of this Section 8, representing the Indemnified Party under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the Indemnifying Party has authorized in writing the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. After such notice from the Indemnifying Party to such Indemnified Party, the Indemnifying Party will not be liable for the costs and expenses of any settlement of such action effected by such Indemnified Party without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld), unless such Indemnified Party waived in writing its rights under this Section 8, in which case the Indemnified Party may effect such a settlement without such consent; provided, that, in any case, any settlement shall be subject to paragraph (d) of this Section 8. None of the Indemnifying Parties shall, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), consent to entry of any judgment in or enter into any settlement of any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such judgment or settlement includes, as an unconditional term thereof, the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all Losses that may arise from such Proceeding or the subject matter thereof (whether or not any Indemnified Party is a party thereto).

(d) If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 8 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 8), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchaser, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company, on the one hand, to the total discounts and commissions received by the Initial Purchaser, on the other hand. The relative fault of the Company, on the one hand, and the Initial

Purchaser, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchaser, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 8 was available to such party.

Each party hereto agrees that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8, the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the immediately preceding paragraph, each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of the Company and the Guarantors, each officer of the Company and the Guarantors and each person, if any, who controls either of the Company or the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors.

(e) The indemnification and contribution obligations contained in this Section 8 are in addition to any liability that any of the Indemnifying Parties may otherwise have to the Indemnified Parties, and do not limit in any way rights or remedies which may otherwise be available at law or in equity.

9. Termination. The Initial Purchaser may terminate this Agreement at any time prior to the Closing Date by written notice to the Company if any of the following has occurred:

(a) since the date hereof, any Material Adverse Effect or development involving or expected to result in a prospective Material Adverse Effect that could, in the Initial Purchaser’s sole judgment, be expected to (i) make it impracticable or inadvisable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Pricing Disclosure Package and the Final Offering Circular, or (ii) materially impair the investment quality of any of the Notes;

(b) the failure of the Company or the Guarantors to satisfy the conditions contained in Section 7(a) hereof on or prior to the Closing Date;

(c) any outbreak or escalation of hostilities, or declaration of war by the United States or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the Initial Purchaser’s sole judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Pricing Disclosure Package and the Final Offering Circular or to enforce contracts for the sale of any of the Notes;

(d) trading in the Company’s common stock shall have been suspended by the SEC or The New York Stock Exchange or the suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or The NASDAQ Global Market shall have occurred or any setting of limitations on prices for securities on any such exchange shall have occurred;

(e) the enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that in the Initial Purchaser’s counsel’s reasonable opinion materially and adversely affects, or could be reasonably expected to materially and adversely affect, the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole;

(f) any securities of the Company shall have been downgraded or placed on any “watch list” for possible downgrading by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; or

(g) the representation and warranty contained in the first sentence of Section 4(a) of this Agreement is incorrect in any way; or

(h) the declaration of a banking moratorium by any Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Initial Purchaser’s opinion could reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.

10. Survival of Representations and Indemnities. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements, representations and warranties of the Company and the Guarantors set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser, (ii) acceptance of the Notes, and payment for them hereunder, and (iii) any termination of this Agreement. Notwithstanding any termination of this Agreement, the Company shall remain liable for all expenses pursuant to Sections 5(f) and 8.

11. Information Supplied by the Initial Purchaser. The name of the Initial Purchaser set forth on the front cover, back cover and under the heading “Plan of Distribution” of the Offering Circular, the statements set forth on the cover page with respect to price and the statements set forth in (a) the first sentence of the fourth paragraph, and (b) the first, second, third and fourth sentences of the sixth paragraph under the heading “Plan of Distribution” in the Pricing Disclosure Package and the Final Offering Circular (to the extent such statements relate to the Initial Purchaser) (the “Initial Purchaser Information) constitute the only information furnished by the Initial Purchaser to the Company or the Guarantors for the purposes of Sections 4(a) and 8 hereof.

12. No Fiduciary Relationship. The Company and the Guarantors hereby acknowledge that the Initial Purchaser is acting solely as initial purchaser in connection with the purchase and sale of the Notes. The Company further acknowledges that the Initial Purchaser is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Initial Purchaser act or be responsible as a fiduciary to the Company, the

Guarantors or their respective management, stockholders or creditors or any other person in connection with any activity that the Initial Purchaser may undertake or have undertaken in furtherance of the purchase and sale of the Notes, either before or after the date hereof. The Initial Purchaser hereby expressly disclaims any fiduciary or similar obligations, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Guarantors hereby confirm their understanding and agreement to that effect. The parties hereto agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Initial Purchaser to the Company or the Guarantors regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Notes, do not constitute advice or recommendations to the Company or the Guarantors. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that either of the Company may have against the Initial Purchaser with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or the Guarantors in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

13. Miscellaneous.

(a) Notices. Notices given pursuant to any provision of this Agreement shall be addressed as follows:

(i)	if to the Company, to:

Landry’s Restaurants, Inc.

1510 West Loop South

Houston, Texas 77027

Attention: Steven L. Scheinthal

with a copy to:

Winstead PC

5400 Renaissance Tower

1201 Elm Street

Dallas, Texas 75270

Attention: Michael W. Hilliard

(ii)	if to the Initial Purchaser, to:

Jefferies & Company, Inc.

520 Madison Avenue

New York, NY 10022

Attention: General Counsel

with a copy to:

Proskauer Rose LLP

1585 Broadway

New York, New York 10036

Attention: Ian Blumenstein

or in any case to such other address as the person to be notified may have requested in writing.

(b) Successors and Assigns. This Agreement has been and is made solely for the benefit of and shall be binding upon the Company and the Guarantors, the Initial Purchaser and, to the extent provided in Section 8 hereof, the controlling persons, officers, directors, partners, employees, and affiliates referred to in Section 8, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Notes from the Initial Purchaser merely because of such purchase. Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser who purchases Notes from the Initial Purchaser is intended to be a beneficiary of the covenants of the Company and the Guarantors contained in the Registration Rights Agreement to the same extent as if the Notes were sold and those covenants were made directly to such purchaser by the Company and the Guarantors, and each such purchaser shall have the right to take action against the Company and the Guarantors to enforce, and obtain damages for any breach of, those covenants.

(c) GOVERNING LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(d) VENUE. THE COMPANY AND EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY (I) SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY; AND (II) WAIVE (A) THEIR RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE INITIAL PURCHASER AND FOR ANY COUNTERCLAIM RELATED TO ANY OF THE FOREGOING AND (B) ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(e) Counterparts. This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

(f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) Partial Unenforceability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h) Amendment. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

[Signature pages follow.]

Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Initial Purchaser.

Very truly yours,

THE COMPANY

LANDRY’S RESTAURANTS, INC., a Delaware corporation

By:
Name:
Title:

GUARANTORS

BRENNER’S ON THE BAYOU, INC., a Texas corporation

C.A. MUER CORPORATION, a Michigan corporation

CAPT. CRAB’S TAKE-AWAY OF 79TH STREET, INC., a Florida corporation

CHLN, INC., a Delaware corporation

CRAB HOUSE, INC., a Florida corporation

CRYO REALTY CORP., a Florida corporation

FSI DEVCO, INC., a Nevada corporation

HOSPITALITY HEADQUARTERS, INC., a Texas corporation

HOUSTON AQUARIUM, INC., a Texas corporation

INN AT THE BALLPARK CATERING, INC., a Texas corporation

LANDRY’S CRAB SHACK, INC., a Texas corporation

LANDRY’S DEVELOPMENT, INC, a Texas corporation

LANDRY’S DOWNTOWN AQUARIUM, INC., a Colorado corporation

LANDRY’S G.P., INC., a Delaware corporation

LANDRY’S HARLOWS, INC, a Texas corporation

LANDRY’S LIMITED, INC., a Delaware corporation

LANDRY’S PESCE, INC., a Texas corporation

LANDRY’S SEAFOOD & STEAK HOUSE–CORPUS CHRISTI, INC., a Texas corporation

LANDRY’S SEAFOOD HOUSE – ALABAMA, INC., an Alabama corporation

LANDRY’S SEAFOOD HOUSE–ARLINGTON, INC., a Texas corporation

LANDRY’S SEAFOOD HOUSE– BILOXI, INC., a Mississippi corporation

LANDRY’S SEAFOOD HOUSE – COLORADO, INC., a Colorado corporation

LANDRY’S SEAFOOD HOUSE – FLORIDA, INC., a Florida corporation

LANDRY’S SEAFOOD HOUSE – LAFAYETTE, INC., a Louisiana corporation

LANDRY’S SEAFOOD HOUSE – MEMPHIS, INC., a Tennessee corporation

LANDRY’S SEAFOOD HOUSE – MINNESOTA, INC., a Minnesota corporation

LANDRY’S SEAFOOD HOUSE – MISSOURI, INC., a Missouri corporation

LANDRY’S SEAFOOD HOUSE – NEVADA, INC., a Nevada corporation

LANDRY’S SEAFOOD HOUSE – NEW MEXICO, INC., a New Mexico corporation

LANDRY’S SEAFOOD HOUSE – NEW ORLEANS, INC., a Louisiana corporation

LANDRY’S SEAFOOD HOUSE – NORTH CAROLINA, INC., a North Carolina corporation

LANDRY’S SEAFOOD HOUSE – OHIO, INC., an Ohio corporation

LANDRY’S SEAFOOD HOUSE – SAN LUIS, INC., a Texas corporation

LANDRY’S SEAFOOD HOUSE – SOUTH CAROLINA, INC., a South Carolina corporation

LANDRY’S SEAFOOD INN & OYSTER BAR – GALVESTON, INC., a Texas corporation

By:		,
Name:	Rick H. Liem
Title:	Vice President of each of the above identified entities

GUARANTORS

LANDRY’S SEAFOOD INN & OYSTER BAR – KEMAH, INC., a Texas corporation

LANDRY’S SEAFOOD INN & OYSTER BAR – SAN ANTONIO, INC., a Texas corporation

LANDRY’S SEAFOOD INN & OYSTER BAR – SUGAR CREEK, INC., a Texas corporation

LANDRY’S SEAFOOD INN & OYSTER BAR II, INC., a Texas corporation

LANDRY’S SEAFOOD INN & OYSTER BAR, INC., a Texas corporation

LANDRY’S SEAFOOD KEMAH, INC., a Texas corporation

LANDRY’S TRADEMARK, INC., a Delaware corporation

LCH ACQUISITION, INC., a Delaware corporation

LSRI HOLDINGS, INC., a Delaware corporation

MARINA ACQUISITION CORPORATION OF FLORIDA, INC., a Florida corporation

NASHVILLE AQUARIUM, INC., a Texas corporation

OCEAN BLUE INDUSTRIES, INC., a Delaware corporation

RAINFOREST CAFE, INC., a Minnesota corporation

RAINFOREST CAFE, INC. – CHA CHA, a Texas corporation

RAINFOREST CAFE, INC. – KANSAS, a Kansas corporation

RAINFOREST TRADEMARK, INC., a Delaware corporation

SALTGRASS, INC., a Texas corporation

SEAFOOD HOLDING SUPPLY, INC., a Delaware corporation

SUMMIT AIRCRAFT SERVICES, INC., a Delaware corporation

SUMMIT ONE NETWORK, INC., a Delaware corporation

SUMMIT SEAFOOD SUPPLY, INC., a Delaware corporation

SUMMIT SUPPLY, INC., a Delaware corporation

THE HOFBRAU, INC., a Texas corporation

T-REX CAFE – KANSAS CITY, INC., a Kansas corporation

T-REX CAFE – ORLANDO, INC., a Florida corporation

T-REX CAFE–RENO, INC., a Nevada corporation

T-REX CAFE, INC., a Delaware corporation

WEST END SEAFOOD, INC., a Texas corporation

WILLIE G’S GALVESTON, INC, a Texas corporation

WILLIE G’S POST OAK, INC., a Texas corporation

By:		,
Name:	Rick H. Liem
Title:	Vice President of each of the above identified entities

GUARANTORS

CHLN-MARYLAND, INC., a Maryland corporation

RAINFOREST CAFÉ, INC. – BALTIMORE COUNTY, a Maryland corporation

FSI RESTAURANT DEVELOPMENT LIMITED, a Texas limited partnership

By: Saltgrass, Inc., its Sole General Partner

LANDRY’S MANAGEMENT, L.P., a Delaware limited partnership

By: Landry’s G.P., Inc., its Sole General Partner

WSI FISH LIMITED, a Texas limited partnership

By: Saltgrass, Inc., its Sole General Partner

By:
Name:	Steven L. Scheinthal
Title:	Vice President of each of the above identified entities

Accepted and Agreed to:

INITIAL PURCHASER

JEFFERIES & COMPANY, INC.

By:
Name:
Title: